                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               INFU-TECH, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                INFU-TECH, INC.

                               910 SYLVAN AVENUE
                       ENGLEWOOD CLIFFS, NEW JERSEY 07632

                          ---------------------------


                    Notice of Annual Meeting of Stockholders

                                 April 5, 1999

                          ---------------------------


To the Stockholders of INFU-TECH, INC.

                  Notice is hereby given that the Annual Meeting of Stockholders of Infu-Tech, Inc., will be held at the HILTON FORT LEE Hotel, 2117 Route 4 East, Fort Lee, New Jersey on April 5, 1999 at 10 A.M., for the following purposes:

                  1.      To elect six directors for the ensuing year.

                  2. To transact such other business as may properly come before the meeting.

                  Only stockholders of record at the close of business on February 5, 1999 will be entitled to notice of or to vote at the meeting or any adjournments of the meeting. The Company's transfer books will not be closed.

                  IF YOU DO NOT INTEND TO BE PRESENT IN PERSON AT THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.


                                             By Order of the Board of Directors


                                                               ISRAEL INGBERMAN
                                                                      Secretary


March 5, 1999

                                PROXY STATEMENT

                          ---------------------------

                                INFU-TECH, INC.


         The accompanying Proxy is solicited by the Board of Directors of Infu-Tech, Inc. (the "Company"). All shares represented by proxies will be voted in the manner designated. If no designation is made on a proxy, it will be voted for the election of the six directors named below. This Proxy Statement and the accompanying form of Proxy are being mailed to the Company's stockholders on or about March 5, 1999.


                                   REVOCATION

         Execution and delivery of the enclosed proxy will not affect the right of any person to attend the meeting and vote in person. Any stockholder who gives a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, 910 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, or at the meeting. The presence of a stockholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a stockholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.


                             SOLICITATION EXPENSES

         The Company will bear the cost of soliciting proxies. Proxies are being solicited by mail and, in addition, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegraph. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.


                               VOTING SECURITIES

         Only stockholders of record at the close of business on February 5, 1999 will be entitled to vote at the meeting. The outstanding voting securities of the Company on that date were 3,262,571 shares of Common Stock. Each of the outstanding shares is entitled to one vote. Kuala Healthcare, Inc.("KUAL"), which owns 57.3% of the Common Stock, intends to vote for the election to the Board of Directors of all the nominees named in the section of this Proxy Statement captioned "Election of Directors". The affirmative vote of KUAL would be sufficient to elect all six nominees, even if all the other shareholders voted against the nominees.

                             PRINCIPAL STOCKHOLDERS

         The following table contains information concerning the ownership of the Company's voting securities on February 5, 1999 by the only persons who owned of record or, insofar as the Company is aware, owned beneficially more than 5% of any class of the Company's voting securities:

                                                                          Amount and Nature
                                  Name and Address of Beneficial            of Beneficial
       Title of Class                          Owner                          Ownership            Percent of Class
      ----------------           --------------------------------        --------------------     -------------------
        Common Stock          Kuala Healthcare, Inc.                      1,870,000                      57.3%
                              910 Sylvan Avenue                            shares
                              Englewood Cliffs, NJ 07632

         On February 5, 1999 Cede & Co. owned of record 1,363,980 shares of the Company's Common Stock, constituting 41.8% of the outstanding Common Stock. The Company understands those shares were held beneficially for various brokerage houses, some of whom may in turn have been holding shares beneficially for customers.

         As of February 5, 1999 the Company's directors, its Chief Executive Officer, its other executive officers whose cash compensation (including compensation from KUAL) exceeded $100,000 in fiscal 1998, and all its directors and executive officers as a group beneficially owned the following numbers of shares of Common Stock of the Company:


                                                                          Amount and Nature
                                  Name and Address of Beneficial            of Beneficial
       Title of Class                          Owner                          Ownership            Percent of Class
----------------------------- ---------------------------------------  -----------------------  -----------------------
        Common Stock          Joseph Giglio                                         35,000 (a)                 (b)
                              Executive Professor                                       shares
                              Northeastern University
                              Graduate School of Business
                              312 Hayden Hall
                              Boston, MA 02115

        Common Stock          Jack Rosen                                            330,000(a)            10.1%
                              910 Sylvan Avenue                                         shares
                              Englewood Cliffs, NJ 07632

        Common Stock          Joseph Rosen                                           15,000(a)                 (b)
                              910 Sylvan Avenue                                         shares
                              Englewood Cliffs, NJ 07632

        Common Stock          Israel Ingberman                                       15,000(a)                 (b)
                              910 Sylvan Avenue                                         shares
                              Englewood Cliffs, NJ 07632

        Common Stock          Carl D. Glickman                                      35,000 (a)             1.1%
                              1140 Leader Building                                      shares
                              526 Superior Avenue East
                              Cleveland, OH 44114

        Common Stock          Bruce Slovin                                          35,000 (a)             1.1%
                              35 E. 62nd Street                                         shares
                              New York, NY 10021

        Common Stock          Pritpal Virdee                                        30,000 (a)                 (b)
                              910 Sylvan Avenue                                         shares
                              Englewood Cliffs, NJ 07632

        Common Stock          All directors and executive                          495,000 (a)            15.2%
                              officers as a group (7 persons)                           shares

----------
(a) Consists entirely of shares which may be purchased on exercise of options which were exercisable within 60 days after February 5, 1999.
(b)      Less than 1%.

         In addition, all the Company's directors, and each of the listed executive officers other than Pritpal Virdee, are directors or officers of KUAL, which owns 1,870,000 shares of Common Stock, constituting 57.3% of the outstanding Common Stock.

         At February 5, 1999, Jack Rosen, who is the Chief Executive Officer and a director of the Company, and Joseph Rosen and Israel Ingberman, who are directors of the Company, owned 16.8%, 9.1% and 8.5%, respectively, of the outstanding common stock of KUAL. Other directors and executive officers of the Company beneficially owned, in total, an additional 3.8% of the outstanding common stock of KUAL.

                             ELECTION OF DIRECTORS

Nominees for Election

         It is the intention of the people named in the accompanying proxy to vote for the following people as directors of the Company (except as otherwise directed in proxies which are submitted), to hold office until the next annual meeting of stockholders and until their successors are elected and qualify:

                                                    Served on
                                                  the Board of
                                                    Directors
        Name                      Age                 Since
       ------                     ---              -----------
Jack Rosen....................     52                  1988
Joseph Rosen..................     47                  1988
Israel Ingberman..............     52                  1988
Joseph Giglio.................     57                  1992
Bruce Slovin..................     62                  1992
Carl D. Glickman..............     72                  1992

         Jack Rosen has served as the Chief Executive Officer (the President, Chairman of the Board or both) and as a Director of the Company since 1992, of KUAL since its incorporation in 1981 and of KUAL's subsidiaries from their respective dates of incorporation, the first of which was in 1976. Mr. Rosen is also the President and a Director of CompreMedx Corporation ("CompreMedx"), an 89.1%- owned subsidiary of KUAL. He is actively engaged, together with Joseph Rosen and Israel Ingberman, who are officers and directors, and along with Jack Rosen, are the three principal stockholders of the Company (the "Principal Stockholders"), in a variety of enterprises, including real estate development and hotel ownership (the "Rosen-Ingberman Enterprises"). Jack Rosen is the brother of Joseph Rosen.

         Joseph Rosen has served as a Vice President and as a Director of KUAL since its incorporation in 1981 and as a director and officer of all its subsidiaries (including CompreMedx) from their respective dates of incorporation. He is actively engaged, together with the other Principal Stockholders, in the Rosen-Ingberman Enterprises. He is the brother of Jack Rosen.

         Israel Ingberman has served as Secretary, Treasurer and as a Director of KUAL since its incorporation in 1981 and as a director and officer of all its subsidiaries (including CompreMedx) from their respective dates of incorporation. He is actively engaged, together with the other Principal Stockholders, in the Rosen-Ingberman Enterprises.


         Joseph M. Giglio has been a director of KUAL since January 1983. He became a director of the Company in July 1992. Since December 1993, he has been serving as the Chairman of Apogee Research, Inc., an infrastructure consulting firm. From December 1993 until August 1994, he was the Senior Advisor to the First Southwest Company. From April 1992 to November 1993, he was an Executive Vice President of Smith Barney & Co. And from June 1991 to April 1992, he was a Managing Director of that firm. From January 1990 to June 1991, he was the President of Chase Municipal Securities, Inc., an affiliate of The Chase Manhattan Bank, N.A. From August 1988 through December 1989, Mr. Giglio was a Senior Vice President at Chase Securities, Inc. in the Municipal Finance Division. For more than five years prior to joining Chase, Mr. Giglio was the Senior Managing Director of the Public Finance Department at Bear Stearns & Co., Inc. Mr. Giglio served as Chairman of the National Council on Public Works Improvement, which released its final report, "Fragile Foundation," in February 1988. Mr. Giglio chaired the U.S. Senate Budget Committee's Private Sector Advisory Panel on Infrastructure Financing. He serves on the board of directors of The Hudson Institute. Mr. Giglio has served as an Associate Professor of Finance at New York University. He is a graduate of Rutgers University, and holds a Master of Public Administration degree from New York University and a Master's degree in Business from Columbia University.

         Carl D. Glickman has been a director of KUAL since August 1989. He became a Director of the Company in July 1992. Since 1953, he has been the president of The Glickman Organization, a real estate ownership and management company. In addition, Mr. Glickman is a director of Bear Stearns Companies, Inc. (an investment banking company), Jerusalem Economic Corporation (an Israeli real estate company), Alliance Tyre and Rubber Co. (an Israeli tire manufacturer), Lexington Corporate Properties, Inc. (a real estate investment trust), and Office Max, Inc. (an office supply retailer).

         Bruce Slovin has been a Director of KUAL since June 1988. He became a Director of the Company in July 1992. Mr. Slovin is a graduate of Harvard Law School and Cornell University. Since 1980, he has been president and a director MacAndrews & Forbes Group, Inc., an industrial holding company. Since 1985, he has been president and a director of Revlon Group Incorporated, a consumer products holding company. In addition, Mr. Slovin is a director of Andrews Group Incorporated (industrial holding company), M&F Worldwide Corp., (producer of licorice extract and other flavoring agents) and Cantel Industries, Inc. (a distributor of medical equipment).

Vote Required

         The election of a director requires a plurality of the votes cast for the position on the Board of Directors. Because no minimum vote is required, shares which are present at the meeting but are not voted (whether due to abstentions or otherwise) will not directly affect the outcome of the election.


                             EXECUTIVE COMPENSATION

         Executive officers of the Company who are also officers of KUAL, other than Jack Rosen, receive annual compensation from the KUAL and receive no annual compensation from the Company. Services of these officers are included in the services provided to the Company by KUAL, for which it receives a management fee.


         The following table sets forth the annual compensation paid by the Company or KUAL (including annual compensation paid by KUAL for services not related to the Company), and the long-term compensation paid by the Company, during the years ended June 30, 1998, 1997 and 1996, to the Chief Executive Officer of the Company and to each of the other executive officers of the Company at that date whose annual salary and bonus from the Company and KUAL during 1997 totalled more than $100,000:

                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation                    Long-Term Compensation
                                                                                         --------------------------
                                                   -------------------                      Awards              Payouts
                                                                        Other              --------             -------
                                                                        Annual     Restricted                              All Other
                                                                       Compen-        Stock       Options/        LTIP      Compen-
    Name and Principal                       Salary         Bonus       sation      Award(s)        SARs        Payouts     sation
        Position(1)             Year         ($)(2)        ($))(2        ($)           ($)           (#)          ($)         ($)
    ------------------          ----         -------       ------      -------      ----------    ---------     --------    --------
Jack Rosen                      1998            400,000   792,100*                                    100,000
  Chairman of the Board         1997            368,000    150,000                                    200,000
  and Chief Executive           1996            300,000     None         None         None                 --     None       None
  Officer

Pritpal Virdee                  1998            155,700           --                                   10,000
 Executive Vice President       1997            137,000        7,000                                   10,000
                                1996            130,000           --     None         None              2,500     None       None
===========================  ==========  ==============  ===========  ==========  ============= =============  ==========  =========

(1) Officers devoted 100% of their time to the Company, except Mr. Rosen (who devoted approximately 33% of his time to the Company). Mr. Rosen assumed the office of President on June 1, 1996.


(2) Since August 1992, Mr. Rosen had been employed part-time by the Company. His annual salary paid by the Company was $100,000 until November 1996 and $150,000 thereafter. The bonus payable by the Company was $108,000 in 1998 and $75,000 in 1997, with the balance payable by KUAL. The remainder of his working time is devoted to his duties as Chairman of KUAL.
*        As of March 5, 1999, only $25,000 of this bonus had been paid by KUAL.

Directors' Compensation

         Each director who does not otherwise receive a salary from the Company receives a director's fee of $5,000 per year. In addition, under Infu-Tech's 1996 Stock Option Plan, each member of the committee which awards options to Infu-Tech officers (Joseph Giglio, Carl Glickman and Bruce Slovin) received an option to purchase 10,000 shares when the Plan was adopted and receives an option to purchase 5,000 shares each year after that. During February, 1998, the Compensation Committee approved grants of stock options to Joseph Rosen and Israel Ingberman to purchase 5,000 shares per year beginning March 31, 1998 and annually thereafter on March 31.

Option Plans

         The following table sets forth certain information with regard to options granted during 1998 to the Company's Chief Executive Officer and its other executive officers whose salary and bonus from the Company and KUAL, during fiscal 1998 totalled more than $100,000:


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Value at Assumed Annual
                                                                                            Rates of Stock Price Appreciation For
                                     Individual Grants                                                 Option Term
                              ------------------------------------------------------------------------------------------------------
                                           Percent of Total
                             Number of      Options/SARs
                          Securities under   Granted to
                            option/SARs     Employees in   Exercise of Base
          Name              Granted (#)     Fiscal Year%    Price ($/Sh)    Expiration Date     5% ($)           10% ($)
          ----            ----------------  -------------   --------------  ---------------    --------         ---------
Jack Rosen                        100,000            46.8%            5.38         1/26/03         $148,650          $328,450
Pritpal Virdee                      2,500             1.2%            3.00        11/03/07            4,700            11,950
                                    7,500             3.5%           6.125        02/02/08           28,900            73,275
=========================  ==============  =============== ===============  ==============  =============== =================

         The following table sets forth certain information with regard to exercises of options and SARs held at June 30, 1998.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                          Number of Unexercised  Value of Unexercised in-the-
                              Shares Acquired on                         Options/SARs at Fiscal   Money Options/SARs at
            Name                 Exercise (#)       Value Realized ($)          Year-End*         Fiscal Year End ($)**
            ----              --------------------  ------------------   ----------------------  ---------------------------
                                                                             Exercisable(E)/         Exercisable(E)/
                                                                            Unexercisable(U)         Unexercisable(U)
Jack Rosen                            --                   --                        230,000(E)              $378,750(E)
                                                                                     100,000(U)                74,500(U)
Pritpal Virdee                        --                   --                          22500(E)                50,265(E)
                                                                                       7,500(U)                     0(U)
============================  ===================  ====================  ======================= ========================

*        The Corporation has not granted any SARs.
** Based upon the amount by which the market price of the Company's Common Stock on June 30, 1998 ($6.125 per share) exceeded the exercise price of the options.

Compensation Committee Interlocks and Insider Participation

         During the year ended June 30, 1998 the Company was charged $12,000 by a corporation owned by Jack Rosen, the Chairman of the Board of the Company, for use of an airplane owned by that corporation. The Company believes the rates it was charged for use of that airplane were lower than those which would have been available from an independent charter company for use of a similar airplane.

         All the members of the Company's Board of Directors are also directors of KUAL. Also, three of the members of the Company's Board of Directors are officers of KUAL. Transactions between the Company and KUAL during the year ended June 30, 1998 were as follows:

         The Company and KUAL have a Management and Non-Competition Agreement under which, (i) KUAL provides to the Company services of a chief financial officer, a general counsel and other senior executives, other than a chief executive officer (which would be Jack Rosen or another person paid by the Company) and a principal accounting officer (which, if different from the chief financial officer, will be a person paid by the Company), (ii) neither KUAL nor the Company may make any loans to the other of them, (iii) all other transactions between the Company and KUAL must be on terms determined by the Board of Directors of the Company to be no less favorable to the Company than the terms which would be available from unrelated parties, (iv) KUAL must not directly or indirectly engage in the business of providing infusion therapy to patients at home or in nursing homes or similar long term care facilities (other than those owned or operated by KUAL or subsidiaries) and (v) the Company must not directly or indirectly operate nursing homes or similar long term care facilities. The agreement was scheduled to expire on September 30, 1997 but was extended to September 30, 2000. The Company pays KUAL a management fee under the agreement equal to 1.6% of the Company's revenues. KUAL's liability as a result of services provided to the Company is limited to losses resulting from willful malfeasance, bad faith or gross negligence. The Company indemnifies KUAL and its officers, employees and agents, for losses resulting from the provision of services under the agreement, except when there is an adjudication that the loss resulted from the indemnified person's willful misfeasance, bad faith or gross negligence. During fiscal 1998 the management fee charged to the Company by KUAL totalled $423,000.

         Among the nursing homes with which the Company did business during fiscal 1998 were five facilities which were owned or managed by KUAL and two facilities which were owned by companies controlled by KUAL's Principal Stockholders. During fiscal 1998, the Company's sales to the nursing homes owned or managed by KUAL totalled $437,000. However, the Company was only paid approximately $250,000 by KUAL subsidiaries during fiscal 1998. At June 30, 1998, the Company's accounts receivable from those nursing homes totalled $1,545,000. During 1998, the Company realized revenues of $230,000, or 4.7% of the Company's total contract services revenues, from the sale of products and services to residents of the five nursing homes owned or managed by KUAL and the two nursing homes owned by companies controlled by KUAL's Principal Stockholders.

                         COMPENSATION COMMITTEE REPORT

         During the year-ended June 30, 1998, the Company's Compensation Committee reviewed and approved the compensation of the Chairman of the Board/Chief Executive officer. Executive officers have been hired by the Chief Executive Officer. Because of the level of compensation of the executive officers (no executive officer other than the Chief Executive Officer received salary and bonus totalling more than $160,000 during fiscal year ended June 30,
1998), the compensation of the executive officers other than the Chief Executive Officer himself has been set by the Chief Executive Officer without consultation with, or action by, the Compensation Committee.

         Stock options have been granted by a committee of the Company's Board of Directors, of which the Chief Executive Officer is a member, in accordance with recommendations by the Chief Executive Officer. A total of 100,500 stock options were granted during fiscal 1998 to employees other than the Chief Executive Officer. These options were granted to provide the employees to whom they were granted with incentives related to the performance of the Company's stock.

         The Chief Executive Officer has an employment agreement with KUAL which was entered into in October 1996, and expires on July 31, 2000. Under this agreement, he receives an annual salary of $400,000, of which $150,000 is paid by the Company and the remainder is paid by KUAL. He also is entitled to a bonus (negotiated in 1995) equal to 2% of the amount of any increase over 300% in the total value of the Company's stock over a May 1995 base (with the number of shares used in the computation fixed at the number of shares which were outstanding in May 1995, regardless of how many shares are actually outstanding). In June 1998, the Chief Executive Officer became entitled to a bonus from the Company of $108,000 which has not been paid. During fiscal 1998, the Chief Executive Officer was granted options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $5.38 per share.

                                 JOSEPH GIGLIO
                                 CARL GLICKMAN
                                 BRUCE SLOVIN

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
   Among Infu-Tech, Inc., Dow Jones Equity Market Index and Dow Jones Health
                             Care Providers Index

                           [CHART APPEARS HERE]


                                  6/30/93  6/30/94  6/30/95  6/28/96  6/30/97  6/30/98
Infu-Tech, Inc.                   100        33      30       70        66      93
Dow Jones Equity Market Index     100       101     127      160       214     280
Dow Jones Health Care Providers   100       146     155      206       253     219

The Health Providers Index is made up of companies who are operators of hospitals, nursing and convalescent homes, long-term care facilities and in-home health services.
                                       8

                         BOARD MEETINGS AND COMMITTEES

         The Company's Board of Directors met three times during the year-ended June 30, 1998. All the directors attended all of these meetings, except Mr. Giglio, who attended one meeting, and Mr. Ingberman, who attended two meetings. The Company has an Audit Committee consisting of Joseph Giglio, Carl D. Glickman and Bruce Slovin. The principal functions of this Committee are reviewing arrangements for and scope of the engagement of the Company's independent auditors and reviewing with those auditors any concerns they may have about the Company's financial reporting or internal controls. The Audit Committee met twice during calendar year 1998. The Company has a Compensation Committee consisting of Joseph Giglio, Carl Glickman and Bruce Slovin. The principal functions of this Committee are to review and approve the compensation of the Chief Executive Officer and review the compensation of the other officers of the Company. The Compensation Committee met three times during 1998.

                               FILING OF REPORTS

         To the best of the Company's knowledge, no director, officer, or beneficial owner of more than 10% of the Company's stock failed to file on a timely basis reports required by Section 16(a) of the Securities and Exchange Act of 1934, as amended, during the year ended June 30, 1998.

                            INDEPENDENT ACCOUNTANTS

         KPMG Peat Marwick audited the accounts of the Company for the year ended 1998. The Company has not yet determined who will audit its accounts for the year ending June 30, 1999.

         A representative of KPMG Peat Marwick is expected to be present at the stockholders meeting, will be given an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                                 OTHER MATTERS

         The management knows of no matters other than the ones described above which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the people voting the management proxies will vote them in accordance with their best judgement.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received not later than November 5, 1999. Proposals should be addressed to the Secretary of the Company, 910 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 and should be send Certified Mail-Return Receipt Requested.

                                             By order of the Board of Directors


                                                               ISRAEL INGBERMAN
                                                                      Secretary